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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-64015 of Vornado Realty Trust on Form S-3, Amendment No. 1 to Registration Statement No. 333-50095 of Vornado Realty Trust on Form S-3 and Registration Statement Nos. 333-52573, 333-29011 and 333-09159 on Form S-8 of Vornado Realty Trust and Amendment No. 4 to Registration Statement No. 333-40787 and Amendment No. 4 to Registration Statement No. 333-29013 of Vornado Realty Trust and Vornado Realty L.P. both on Form S-3, of our report dated September 30, 1998 on the statement of income and expense of the Market Square Limited Partnership for the year ended December 31, 1997 and our report dated November 12, 1998 on the statement of income and expense of the Market Square Limited Partnership for the nine months ended September 30, 1998 and 1997, which reports appear in the Form 8-K of Vornado Realty Trust and Vornado Realty L.P. dated February 12, 1999.


SHARRARD, MCGEE & CO., P.A.
High Point, NC
February 10, 1999